Exhibit 99.1

Media Contact: Jen Bernier-Santarini MIPS Technologies, Inc. +1 408 530-5178 jenb@mips.com	Investor Contact: Bill Slater MIPS Technologies, Inc. +1 408 530-5200 ir@mips.com

MIPS Technologies Announces Preliminary Fourth
Quarter and Fiscal 2012 Revenue; Reschedules Earnings Call

SUNNYVALE, Calif. – August 6, 2012 – MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard processor architectures and cores for home entertainment, networking, mobile and embedded applications, today announced preliminary revenue for its fourth fiscal quarter and fiscal year ended June 30, 2012. The Company also rescheduled its earnings conference call while it finalizes certain expense accruals.

Revenue for fiscal 2012 was $86.2 million, a year-to-year increase of five percent. Revenue for the fourth quarter was $38.4 million, with revenue from royalties of $10.6 million, and revenue from licensing of $27.8 million, including the recent Broadcom license.

MIPS Technologies will report its final financial results on Wednesday, August 15, 2012, at
1:45 p.m. Pacific time / 4:45 p.m. Eastern time. The Company invites you to listen to management’s discussion of Q4 and fiscal 2012 results:

•	Live webcast: visit www.mips.com/company/investor-relations/ for a link to the listen-only webcast
•	Live conference call: dial 312-470-0125; password: MIPS
•	Replay call (available for 30 days shortly following the end of the conference call):
dial 203-369-1251; password: MIPS

An audio replay of the conference call will also be posted on the company’s website at www.mips.com/company/investor-relations/.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores for home entertainment, networking, mobile and embedded applications. The MIPS architecture powers some of the world’s most popular products. Our technology is broadly used in products such as digital televisions, set-top boxes, Blu-ray players, broadband customer premises equipment (CPE), WiFi access points and routers, networking infrastructure and portable/mobile communications and entertainment products. Founded in 1998, MIPS Technologies is headquartered in Sunnyvale, California, with offices worldwide. For more information, contact (408) 530-5000 or visit www.mips.com.

MIPS and MIPS-Based are trademarks or registered trademark of MIPS Technologies, Inc. in the United States and other countries.

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